Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference and use of our report dated March 22, 2012 on the consolidated financial statements of Rurban Financial Corp., which appears in Rurban Financial Corp.’s Form 10-K for the year ended December 31, 2011, in Rurban Financial Corp.’s Registration Statement on Form S-8 (SEC Registration No. 333-150911), filed May 14, 2008, pertaining to the Rurban Financial Corp. Stock Incentive Plan.

/s/ BKD, LLP

Cincinnati, Ohio

March 30, 2012